EXHIBIT 99.1

Press Release

	Contacts:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600
POWELL INDUSTRIES ANNOUNCES FISCAL 2007
FIRST QUARTER RESULTS
•      Reports diluted EPS of $0.26, up 160%
HOUSTON — FEBRUARY 7, 2007 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2007 first quarter ended December 31, 2006. As previously announced, the Company changed its fiscal year-end to September 30 from October 31, effective September 30, 2006; therefore, the comparable period of fiscal 2006 is comprised of the three months ended January 31, 2006.
     Revenues for the first quarter of fiscal 2007 were $122.8 million compared to revenues of $83.8 million for the first quarter of fiscal 2006. The business operations of the Company’s August 2006 Power/Vac® product line acquisition from General Electric contributed revenues of $21.3 million in the first quarter of fiscal 2007. Net income for the first quarter was $2.9 million, or $0.26 per diluted share, compared to net income of $1.1 million, or $0.10 per diluted share, in the first quarter of fiscal 2006.
     Thomas W. Powell, chairman and chief executive officer, stated, “We are encouraged with the ongoing strength of our Electrical Power Products business. We experienced growth in all of the major sectors we serve, new orders continued to strengthen and backlog reached a record $384 million. We have generated a rising backlog for the past three fiscal years, driven by strong market demand for Powell’s products and services.

     “Additionally, recent acquisitions have strengthened our strategic position in the electrical power products market. We have enhanced our ability to reach a broader market and gain access to new customers through our long-term commercial alliance with General Electric. New products and new channels to new markets have strengthened Powell and improved our position for continuous growth.
     “Based on the current state of our end markets and associated capital spending, we expect our industry to remain healthy for the foreseeable future. With the strength of our backlog and the benefits of our most recent acquisition, we expect the Company to continue its positive growth trend.”
     The Electrical Power Products segment recorded revenues of $117.3 million in the fiscal 2007 first quarter compared to $76.6 million in the first quarter of fiscal 2006. The business operations of the Company’s August 2006 Power/Vac® product line acquisition from General Electric contributed revenues of $21.3 million in the first quarter of fiscal 2007. Income before income taxes for Electrical Power Products in the first quarter totaled $4.6 million versus income before income taxes of $1.4 million in last year’s fiscal first quarter.
     The company’s order backlog as of December 31, 2006 was a record $384 million compared to $287 million at the end of the fiscal 2006 first quarter ended January 31, 2006 and compared to $355 million at the end of the fourth quarter of fiscal 2006. New orders placed during the first quarter totaled $148 million compared to $111 million in the first quarter a year ago and compared to $156 million in the fourth quarter of fiscal 2006.
OUTLOOK
     The following statements are based on the current expectations of the Company. These statements are forward-looking and actual results may differ materially as further elaborated in the last paragraph below.
     Powell Industries continues to expect full year fiscal 2007 revenues to range between $475 million and $500 million and full year fiscal 2007 earnings to range between $1.20 and $1.45 per diluted share, including the integration costs for the Power/Vac® product line acquisition.

CONFERENCE CALL
     Powell Industries has scheduled a conference call for Wednesday, February 7, 2007, at 11:00 a.m. eastern time. To participate in the conference call, dial 303-262-2142 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until February 14, 2007. To access the replay, dial 303-590-3000 using a passcode of 11083006#.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.powellind.com.
     Powell Industries, Inc., headquartered in Houston, TX, designs, manufactures and services equipment and systems for the management and control of electrical energy and other critical processes. Powell provides products and services to the industrial, utility, transportation and environmental markets. For more information, please visit www.powellind.com.
Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainty in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, including but not limited to competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.
Tables to follow

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ended	Ended
	December 31,	January 31,
	2006	2006
(In thousands, except per share data)	(Unaudited)
Revenues	$122,776	$83,813

Cost of goods sold	101,319	69,036

Gross profit	21,457	14,777

Selling, general and administrative expenses	16,274	12,984

Income before interest, income taxes and minority interest	5,183	1,793

Interest expense	688	335

Interest income	(180)	(302)

Income before income taxes and minority interest	4,675	1,760

Income tax provision	1,724	649

Minority interest in net income	59	18

Net income	$2,892	$1,093

Net earnings per common share:

Basic	$0.26	$0.10

Diluted	$0.26	$0.10

Weighted average shares:

Basic	10,942	10,853

Diluted	11,121	11,004

SELECTED FINANCIAL DATA:

Capital Expenditures	$5,430	$1,178

Depreciation and amortization	$2,498	$1,805

Note:	Effective September 30, 2006, we changed our fiscal year from October 31 to September 30. We have not restated prior year financial statements to conform to the new fiscal year as we do not believe the results would be materially different because our operations and cash flows do not fluctuate on a seasonal basis and the change in fiscal year ends is 30 days.

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	September 30,
	2006	2006
(In thousands)	(Unaudited)
Assets:

Current assets	$212,906	$192,946

Property, plant and equipment, net	64,521	60,336

Other assets	38,252	38,842

Total assets	$315,679	$292,124

Liabilities & stockholders’ equity:

Current liabilities	$110,039	$96,227

Long-term debt and capital lease obligations, net of current maturities	38,295	33,886

Deferred and other long-term liabilities	2,973	2,971

Stockholders’ equity and minority interest	164,372	159,040

Total liabilities and stockholders’ equity	$315,679	$292,124

POWELL INDUSTRIES, INC. & SUBSIDIARIES
BUSINESS SEGMENTS

	Three Months	Three Months
	Ended	Ended
	December 31,	January 31,
	2006	2006
(In thousands)	(Unaudited)
Revenues:

Electrical Power Products	$117,343	$76,642
Process Control Systems	5,433	7,171

Total revenues	$122,776	$83,813

Income before income taxes:

Electrical Power Products	$4,592	$1,399
Process Control Systems	83	361

Total income before income taxes	$4,675	$1,760

	December 31,	September 30,
	2006	2006
(In thousands)	(Unaudited)
Backlog:

Electrical Power Products	$356,387	$324,688
Process Control Systems	28,112	30,440

Total backlog	$384,499	$355,128

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